SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 23, 2013
Date of report (Date of earliest event reported)

Rotate Black, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-14039	75-3225181
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

932 Spring Street, Suite 201
PETOSKEY, MI 49770
(Address of Principal Executive Offices) (Zip Code)

231/347-0777
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

In August 2012, the Mississippi Gaming Commission granted Rotate Black MS, LLC an affiliate of Rotate Black, Inc., approval to begin development of a casino resort project in Gulfport, Mississippi.  Approval was granted on the condition that Rotate Black obtains necessary project financing, and documentation of the financing, within a specified time frame.  Although Rotate Black was unable to meet the financing condition by the allotted deadline, it has an executed commitment letter for the project's necessary debt financing.  Rotate Black has site approval, and current gaming laws grant Rotate Black the ability to apply for a new approval to proceed under its current design for the casino resort project through December 31, 2013.  At present, Rotate Black looks to move forward with development by submitting the required financing documentation and reapplying to the Commission for authorization to proceed.

The Casino Resort will be located on one of the last remaining gaming eligible sites in Gulfport, MS and will offer unparalleled vehicle and pedestrian access.  It will be directly adjacent to the newly renovated Jones Park with its upgraded marina, pavilions, green space and art and entertainment facilities.   The site is located at the intersection of Highway 49 and US 90 and will offer direct access to I-10 via the Central Harrison County Connector Highway currently under construction by the State of Mississippi.

Item 9.01   None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Rotate Black, Inc. (Registrant)

Date: April 23, 2013	By:	/s/ JOHN C. PAULSEN
Name: John C. Paulsen
Title: Chief Executive Officer